Filed Pursuant to Rule 424(b)(3) Registration Statement No. 333-271282
PROSPECTUS SUPPLEMENT NO.3 (to Prospectus dated January 16, 2024)

Moolec Science SA

UP TO 5,000,000 ORDINARY SHARES

This prospectus supplement updates, amends and supplements the prospectus contained in our Post-Effective Amendment No. 1 to our Registration Statement on Form F-1 (Registration No. 333-271282), effective as of November 16, 2023 (as supplemented or amended from time to time, the “Prospectus”).

This prospectus supplement is being filed to update and supplement the information included in the Prospectus with the information contained in our Report on Form 6-K, furnished to the Securities and Exchange Commission (the “SEC”) on June 28, 2024 (the “Form 6-K”). Accordingly, we have attached the Form 6-K to this prospectus supplement.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Our Ordinary Shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “MLEC.” On July 1, 2024, the closing sale price of our Ordinary Shares was $1.11.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Investing in the Company’s securities involves risks. See “Risk Factors” beginning on page 12 of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 2, 2024.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 6-K

Report of Foreign Private Issuer

Pursuant to Rules 13a-16 or 15d-16 under

the Securities Exchange Act of 1934

For the month of June 2024

Commission File Number: 001-41586

MOOLEC SCIENCE SA

(Exact name of Registrant as Specified in Its Charter)

17, Boulevard F. W. Raiffeisen

L-2411 Luxembourg,

Grand Duchy of Luxembourg

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

Form 20-F  ☒         Form 40-F  ☐

EXHIBIT LIST

Exhibit No.	Description
99.1	Moolec Science SA unaudited interim condensed consolidated financial statements as of March 31, 2024 and June 30, 2023 and for the nine and three-month periods ended March 31, 2024 and 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MOOLEC SCIENCE SA
(Registrant)

Dated: June 28, 2024	By:	/s/ Gastón Paladini
	Name:	Gastón Paladini
	Title:	Chief Executive Officer

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